Exhibit 10.3(d)

Execution Copy

MANAGEMENT UNIT PURCHASE AGREEMENT

THIS MANAGEMENT UNIT PURCHASE AGREEMENT (this “Agreement”) is made as of June 29, 2007, by and between Varietal Distribution Holdings, LLC, a Delaware limited liability company (the “Company”), and the executive identified on the signature page attached hereto (“Executive”) and is being entered into pursuant to the Company’s 2007 Securities Purchase Plan (as amended, the “Plan”). Certain definitions are set forth in Section 7 of this Agreement and on the signature page attached hereto, which shall be deemed a part of this Agreement. Capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the LLC Agreement (as defined below).

WHEREAS, the Company, Varietal Distribution Merger Sub, Inc., a Delaware corporation (“MergerCo”), and CDRV Investors, Inc., a Delaware corporation (which is to be renamed VWR Funding, Inc. in connection with the Merger) (“VWR”), have entered into that certain Agreement and Plan of Merger, dated May 2, 2007 (as amended, the “Merger Agreement”), pursuant to which, subject to the terms and conditions of the Merger Agreement, MergerCo will merge with and into VWR (the “Merger”), with VWR as the surviving corporation and as a result of which VWR will become a Subsidiary of the Company;

WHEREAS, Executive owns a number of shares of VWR’s common stock, par value $0.01 per share (“VWR Common Stock”) equal to the Number of Shares of VWR Common Stock;

WHEREAS, Executive is an employee of the Company, VWR or their respective Subsidiaries, and prior to the Merger, Executive desires to purchase certain of the Company’s Class A Common Units and the Company’s Class A Preferred Units by transferring to the Company shares of VWR Common Stock owned by him or her and/or cash in exchange therefore on the terms and conditions provided herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1.             Purchase and Sale of Securities.

(a)           At the Closing (defined below), upon the terms and conditions set forth in this Agreement and pursuant to the Plan, Executive will purchase, and the Company will sell, (i) a number of Class A Common Units equal to the Number of Common Units at a price per unit of $1.00 (the “Purchased Common Units”) and (ii) a number of Class A Preferred Units equal to the Number of Preferred Units at a price per unit of $1,000.00 (the “Purchased Preferred Units” and together with the Purchased Common Units, the “Purchased Securities”).

(b)           Subject to the terms and conditions contained in this Agreement, the closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Kirkland & Ellis LLP, 200 East Randolph Drive, Chicago, Illinois 60601 immediately prior to the Effective Time (as defined in the Merger Agreement) of the Merger or at such other time and date prior to the Effective Time of the Merger or at such other place as the Company and Executive may determine. The date on which the Closing occurs is referred to herein as the “Closing Date.”  At the Closing,

(i)            if the Number of Rollover Shares (as defined below) is greater than zero, Executive shall contribute, transfer and assign to the Company, free and clear of all Encumbrances, and the Company shall acquire from Executive, all of Executive’s right, title and interest in and to a number of shares of VWR Common Stock equal to the Number of Rollover Shares (the “Rollover Shares”);

(ii)           if the Number of Rollover Shares is greater than zero, Executive shall deliver to the Company a stock certificate or certificates representing the Rollover Shares, accompanied by a duly executed Assignment Separate from Certificate in the form of Exhibit A hereto for the Rollover Shares;

(iii)          if the Cash Purchase Price is greater than zero, Executive shall deliver to the Company an amount of cash equal to the Cash Purchase Price by means of a cashier’s or certified check or wire transfer of immediately available funds to an account designated by the Company; and

(iv)          subject to the receipt of the consideration and documents contemplated by the foregoing clauses (i) through (iii), the Company shall update the Unit Ownership Ledger (as defined in the LLC Agreement) to reflect the issuance of the Purchased Securities to Executive (including recording a Capital Contribution by Executive in respect of the Purchased Securities equal to the Aggregate Units Purchase Price).

For purposes of this Agreement, “Number of Rollover Shares” means a number of shares of VWR Common Stock equal to the result of (A) the Aggregate Units Purchase Price minus the Cash Purchase Price, divided by (B) the Per Share Merger Consideration (as defined in and determined under the Merger Agreement).

(c)           The Company and Executive agree (A) that the fair market value of the Purchased Securities is equal to the fair market value of the consideration given by Executive pursuant to clauses (i) and (iii) of Section 1(b) above, (B) that the consideration given by Executive pursuant to clauses (i) and (iii) of Section 1(b) above is intended to be a tax-free contribution of property to a partnership pursuant to Code Section 721, and (C) to prepare or cause to be prepared their tax returns in accordance with the foregoing clauses (A) and (B).

(d)           Executive shall not be entitled to be paid any consideration pursuant to the Merger Agreement in respect of the Rollover Shares. Executive shall not be entitled to submit a letter of transmittal pursuant to the Merger Agreement covering any Rollover Shares and to the extent any such letter has been or is submitted covering any Rollover Shares, the Company, VWR and the paying agent under the Merger Agreement shall be entitled to treat such letter of transmittal as not covering any Rollover Shares. VWR and the paying agent under the Merger Agreement are intended third party beneficiaries of this Section 1(d).

(e)           Within 30 days after the Closing Date, Executive will make an effective election with the Internal Revenue Service under Section 83(b) of the Internal Revenue Code and the regulations promulgated thereunder, as amended (the “Code”), in the form of Exhibit B attached hereto; provided that if Executive is not a resident of United States and not otherwise subject to income taxation under the laws of the United States, then Executive shall not be required to make such an election (but may make such election at his or her option).

(f)            In connection with the purchase and sale of the Purchased Securities, Executive represents and warrants to the Company that as of the date hereof and as of the Closing:

(i)            The Purchased Securities to be acquired by Executive pursuant to this Agreement will be acquired for Executive’s own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act, or any applicable state or foreign securities laws, and the Purchased Securities will not be disposed of in contravention of the Securities Act or any applicable state or foreign securities laws.

(ii)           This Agreement constitutes the legal, valid and binding obligation of Executive, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by Executive does not and will not conflict with, violate or cause a breach of any agreement or instrument to which Executive is a party or subject or any judgment, order or decree to which Executive is subject.

(iii)          All of the Rollover Shares are owned of record and beneficially by Executive, free and clear of all security interests, claims, liens, pledges, options, encumbrances, charges, agreements, voting trusts, proxies and other arrangements or restrictions whatsoever (“Encumbrances”). All of the Rollover Shares are validly issued, fully paid and nonassessable. At the Closing, Executive shall transfer to the Company the Rollover Shares, free and clear of all Encumbrances.

(iv)          Executive is an employee of the Company, VWR or their respective Subsidiaries, is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Purchased Securities.

(v)           If the Company has notified Executive (including, without limitation, by a notice set forth on the signature page attached hereto) that it is relying or may rely on an exemption pursuant to Regulation D of the Securities Act for the issuance of the Purchased Securities to Executive, Executive is an “accredited investor” within the meaning of Regulation D of the Securities Act.

(vi)          Executive is able to bear the economic risk of his investment in the Purchased Securities for an indefinite period of time because the Purchased Securities have not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

(vii)         Executive (A) has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of Purchased Securities, (B) has had full access to such other information concerning the Company, VWR and their respective Subsidiaries as he or she has requested in connection with the investments contemplated hereby and (C) has received and reviewed a copy of each of the Transaction Documents and the Confidential Information Memorandum, dated June 2007, from VWR a reasonable period of time before the date hereof.

(viii)        Except as otherwise set forth on the signature page hereto and except for any written employment agreement entered into on or about the date hereof between Executive and the Company, VWR or their respective Subsidiaries (such employment agreement, if any, the “Employment Agreement”), Executive is neither party to, nor bound by, any other employment agreement, consulting agreement, noncompete agreement, non-solicitation agreement or confidentiality agreement.

(ix)           Executive is a resident of the city, state and country indicated in Executive’s Address.

(g)           Executive acknowledges that the Company is relying upon the accuracy and completeness of the representations contained herein in complying with its obligations under applicable securities laws.

(h)           Subject to the Employment Agreement, if any, as an inducement to the Company to issue the Purchased Securities to Executive, and as a condition thereto, Executive acknowledges and agrees that neither the issuance of the Purchased Securities to Executive nor any provision contained in this Agreement shall entitle Executive to remain in the employment of the Company, VWR or their respective Subsidiaries or affect the right of the Company, VWR or their respective Subsidiaries to terminate Executive’s employment at any time for any reason.

(i)            At the Closing, if Executive is lawfully married and Executive’s Address or the permanent residence of Executive’s spouse is located in a community property jurisdiction, Executive’s spouse shall execute and deliver to the Company the Consent in the form of Exhibit C attached hereto.

(j)            At the Closing, Executive shall become a party to the LLC Agreement and the Securityholders Agreement by executing and delivering to the Company counterparts to such agreements in the form of Exhibits D-1 and D-2 hereto. The Company’s obligation to consummate the purchase and sale of the Purchased Securities pursuant to this Section 1 is conditioned upon Executive executing and delivering such counterparts at the Closing.

(k)           The Company and Executive hereby acknowledge and agree that this Agreement has been executed and delivered, and the Purchased Securities have been issued hereunder, in connection with and as a part of the compensation and incentive arrangements between the Company and Executive, and pursuant and subject to the provisions of the Plan. Executive agrees to be bound by and subject to the terms and conditions of the Plan.

2.             Vesting of Founder Common Units.

(a)           The Purchased Common Units (other than the Founder Common Units) (the “Co-Invest Common Units”) and the Purchased Preferred Units shall be fully vested upon the purchase thereof. A number of Purchased Common Units equal to the Number of Founder Common Units (the “Founder Common Units”) shall be subject to vesting in the manner specified in this Section 2.

(b)           Except as otherwise provided in this Section 2, the Founder Common Units shall become vested on a daily, straight-line basis from the Closing Date through the fourth anniversary of the Closing Date such that 100% of the Founder Common Units will have vested as of the fourth anniversary of the Closing Date, but only as long as Executive remains employed by the Company, VWR or any of their respective Subsidiaries.

(c)           Upon the occurrence of a Sale of the Company, all Founder Common Units which have not yet become vested shall become vested as of the date of consummation of the Sale of the Company, if, as of such date, Executive has been continuously employed by the Company, VWR or any of their Subsidiaries from the Closing Date through and including such date; provided, that if Executive’s employment with the Company, VWR or any of their Subsidiaries is terminated by such employer without Cause during the 180 day period prior to the date of consummation of the Sale of the Company, then all Founder Common Units which have not yet become vested shall become vested as of the date of consummation of the Sale of the Company.

(d)           Upon the occurrence of a Public Offering or Subsidiary Public Offering (the “IPO”), all Founder Common Units which were scheduled to vest pursuant to Section 2(b) above during the one-year period following the date of the IPO will instead vest as of the consummation of the IPO, provided that Executive is employed by the Company, VWR or any of their respective Subsidiaries as of the occurrence of the IPO. All remaining unvested Founder Common Units will continue to vest on a daily, straight-line basis from the Closing Date through the third anniversary of the Closing Date such that 100% of the Founder Common Units will have vested as of the third anniversary of the Closing Date, but only as long as Executive remains employed by the Company, VWR or any of their respective Subsidiaries.

(e)           Upon the termination of Executive’s employment by the Company, VWR or their respective Subsidiaries by reason of Executive’s death or Disability, all Founder Common Units which were scheduled to vest pursuant to Section 2(b) above during the one-year period following the date of such termination of employment will instead vest as of the date of such termination of employment.

(f)            Founder Common Units that have become vested (“Vested Founder Common Units”) and the Co-Invest Common Units are referred to herein collectively as “Vested Common Units.”  All Founder Common Units that have not vested are referred to herein as “Unvested Founder Common Units.”  All Purchased Securities other than Unvested Founder Common Units are referred to herein collectively as “Vested Units.”  All Vested Units that were originally subject to vesting and that have been vested for less than six months as of the Separation Date, if any, are referred to herein collectively as “Immature Vested Units”.

3.             Repurchase Option.

(a)           In the event of a Separation, the Purchased Securities (whether vested or unvested and whether held by Executive or one or more of Executive’s transferees, other than the Company and the Investors) will be subject to repurchase, in each case by the Company and the Investors pursuant to the terms and conditions set forth in this Section 3 and in Section 5 (the “Repurchase Option”). If there is a Subsidiary Public Offering and the securities of such Subsidiary are distributed to the members of the Company, then such Subsidiary will be treated as the Company for purposes of this Section 3 and Section 5 with respect to any repurchase of the securities of such Subsidiary.

(b)           In the event of a Separation, the Company (with the approval of the Board in the case of any repurchase in excess of $100,000) may irrevocably elect to purchase all, but not less than all, of the Unvested Founder Common Units and/or all, but not less than all, of the Vested Units (subject to Section 5(b), other than Immature Vested Units, if any) pursuant to this Section 3 and Section 5 by delivering written notice (a “Company Repurchase Notice”) to the holder or holders of such securities within a period of 90 days after the Separation Date (such period, a “Repurchase Option Period”); provided that the Company may not exercise the Repurchase Option prior to the date that is 18 months after the date hereof and, for all purposes of this Agreement, if the Separation Date occurs prior to such date, the Repurchase Option Period shall instead be a period of 90-days after the date that is 18 months after the date hereof. Any Company Repurchase Notice will set forth the number of units of each class to be acquired from each holder, the aggregate consideration to be paid for such units and the time and place for the closing of the transaction.

(c)           If for any reason the Company does not elect to purchase all of the Purchased Securities pursuant to the Repurchase Option, the Investors shall be entitled to exercise the Repurchase Option for all, but not less than all, of the Unvested Founder Common Units that the Company has not elected to purchase and/or all, but not less than all, of the Vested Units (subject to Section 5(b), other than Immature Vested Units, if any) that the Company has not elected to purchase (collectively, “Available Securities”). As soon as practicable after the Company has determined that it will not exercise the Repurchase Option with respect to the Available Securities, but in any event within 20 days prior to the expiration of the applicable Repurchase Option Period, the Company shall give written notice (an “Option Notice”) to the Investors setting forth the number of units of each class the Investors are entitled to purchase and the purchase price for each type of the Available Securities. The Investors may irrevocably elect to purchase all, but not less than all, of the Unvested Founder Common Units that are Available Securities and/or all, but not less than all, of the Vested Units (subject to Section 5(b), other than Immature Vested Units, if any), if any, that are Available Securities by giving written notice to the Company within 20 days after receiving the Option Notice. If more than one Investor elects to purchase an aggregate number of Available Securities of a class or type greater than the number of Available Securities of such class or type, the Available Securities to be purchased by each such Investor shall be allocated among such Investors based upon the number of Class A Common Units owned by each Investor. If the Investors have elected to purchase any Available Securities, within 10 days after the expiration of the 20-day period set forth above, the Company shall notify each holder of Purchased Securities as to the number of units of each class each Investor is entitled to purchase, the aggregate purchase price and the time and place of the closing of the transaction (the “Investor Repurchase Notice”). At the time the Company delivers the Investor Repurchase Notice to the holder(s) of Purchased Securities, the Company shall also deliver written notice to each Investor setting forth the number of units of each class such Investor is entitled to purchase, the aggregate purchase price and the time and place of the closing of the transaction.

(d)           The closing of the purchase of the Purchased Securities pursuant to an exercise of the Repurchase Option shall take place on the later of the date designated by the Company in the applicable Company Repurchase Notice or the applicable Investor Repurchase Notice, which date shall not be more than 30 days nor less than 15 days after the later of the delivery of the applicable Company Repurchase Notice or the applicable Investor Repurchase Notice, as applicable. The Company and each Investor, as the case may be, will pay the purchase price for the Purchased Securities to be purchased by it pursuant to the Repurchase Option by check(s) or wire transfer(s) of good and immediately available funds. The Company and the Investors will be entitled to receive customary representations and warranties with respect to title and enforceability from the sellers regarding such sale.

(e)           The provisions of this Section 3 will terminate with respect to all Purchased Securities (other than Unvested Founder Common Units) upon the consummation of a Qualified Public Offering, and with respect to all Purchased Securities upon the consummation of a Sale of the Company.

4.             Put Option.

(a)           In the event that a Separation has occurred and the Company and the Investors have not together elected to purchase all of the Purchased Securities prior to the expiration of the applicable Repurchase Option Period, Executive may irrevocably elect to require the Company to repurchase all, but not less than all, of the Purchased Securities (subject to Section 5(b), other than Immature Vested Units, if any) that the Company and the Investors have not elected to purchase pursuant to the terms and conditions set forth in this Section 4 and Section 5 (the “Put Option”).

(b)           If Executive is entitled to (as provided in Section 4(a)) and desires to exercise the Put Option, Executive must notify the Company and each other holder of Purchased Securities of such exercise in writing no earlier than the end of the applicable Repurchase Option Period and no later than 60 days after the end of the applicable Repurchase Option Period (a “Put Option Notice”). Within 10 days after the Company receives a Put Option Notice in accordance with this Agreement, the Company shall send to each holder of Purchased Securities a notice that will set forth the number of units of each class to be acquired from each holder, the amount of the aggregate consideration to be paid for any Purchased Securities that are Class A Preferred Units (“Preferred Units Purchase Price”), if any, and the amount of the aggregate consideration to be paid for any Purchased Securities that are not Class A Preferred Units (“Common Units Purchase Price”) and the time and place for the closing of the transaction (a “Put Option Closing Notice”).

(c)           The closing of the purchase of any Purchased Securities pursuant to a Put Option shall take place on the date designated by the Company in the applicable Put Option Closing Notice, which date shall not be more than 30 days nor less than five days after the delivery of the applicable Put Option Closing Notice. The Company will pay the purchase price for the Purchased Securities to be purchased by it pursuant to a Put Option (A) by check(s) or wire transfer(s) of good and immediately available funds in an aggregate amount equal to the Preferred Units Purchase Price, if any, and (B) by delivery of subordinated promissory note(s), in an aggregate initial principal amount equal to the Common Units Purchase Price, issued by the Company or a Subsidiary thereof payable in full in one lump sum on the earlier of (i) a Sale of the Company, (ii) an IPO, but to the extent that such payment is then prohibited by the Company’s or its Subsidiaries’ credit facility, payment shall instead be made as soon as permitted thereunder and (iii) and the fifth anniversary of the date of issuance, which note(s) shall bear interest at a rate of 8% per annum with such interest being payable in arrears in cash on a quarterly basis.

(d)           The provisions of this Section 4 will terminate with respect to all Purchased Securities upon the earlier to occur of a Sale of the Company and the consummation of a Qualified Public Offering.

5.             Other Terms Applicable to the Repurchase Option and the Put Option.

(a)           In the event of a Separation, in connection with the exercise of either a Repurchase Option or a Put Option, (i) the purchase price for each Unvested Founder Common Unit will be the lesser of (A) Executive’s Original Cost for such unit and (B) the Fair Market Value of such unit as of the date of the sending of the applicable Company Repurchase Notice or the applicable Investor Repurchase Notice (for purchases in connection with the exercise of a Repurchase Option), as applicable, and/or as of the date of the sending of the applicable Put Option Closing Notice for purchases in connection with the exercise of a Put Option and (ii) the purchase price for each Class A Preferred Unit, each Co-Invest Common Unit and each Vested Founder Common Unit, respectively, will be the Fair Market Value of such unit as of the date of the sending of the applicable Company Repurchase Notice or the applicable Investor Repurchase

Notice (for purchases in connection with the exercise of a Repurchase Option), as applicable, and/or as of the date of the sending of the applicable Put Option Closing Notice for purchases in connection with the exercise of a Put Option; provided, however, that if Executive’s employment is terminated with Cause, the purchase price for each Vested Founder Common Unit will be the lesser of (A) Executive’s Original Cost for such unit and (B) the Fair Market Value of such unit as of the date of the sending of the applicable Company Repurchase Notice or the applicable Investor Repurchase Notice (for purchases in connection with the exercise of a Repurchase Option), as applicable, and/or as of the date of the sending of the applicable Put Option Closing Notice for purchases in connection with the exercise of a Put Option.

(b)           Notwithstanding anything to the contrary in this Agreement, (i) the Company may exercise the Repurchase Option with respect to any Immature Vested Units at any time during the eight-month period following the Separation Date on a basis consistent with the procedures set forth in Section 3 and this Section 5 and for such units the Repurchase Option Period shall instead be such eight-month period, (ii) the Investors may exercise the Repurchase Option with respect to any Immature Vested Units that are Available Securities consistent with Section 3 and Section 5 and the applicable Repurchase Option Period for such exercise shall be the eight-month period as provided in the prior clause (i) and (iii) Executive may exercise the Put Option with respect to any Immature Vested Units that have not been elected to be repurchased pursuant to the Repurchase Option but no earlier than the end of the applicable Repurchase Option Period for Immature Vested Units (i.e., the eight-month period following the Separation Date) and no later than 60 days following the end of such Repurchase Option Period on a basis consistent with the procedures set forth in Section 4 and this Section 5.

(c)           Notwithstanding anything to the contrary contained in this Agreement, all repurchases of Purchased Securities by the Company pursuant to the Repurchase Option or the Put Option shall be subject to applicable restrictions contained in the Delaware Limited Liability Company Act, the Delaware General Corporation Law or such other governing corporate or limited liability company law, and in the Company’s and its Subsidiaries’ debt financing agreements. If any such restrictions prohibit (i) the repurchase of Purchased Securities hereunder which the Company is otherwise entitled or required to make or (ii) dividends or other transfers of funds from one or more Subsidiaries to the Company to enable such repurchases, then the time periods provided in Sections 3 and 4 and in this Section 5 shall be suspended, and the Company may make such purchases at the applicable purchase price therefore determined as of the time of repurchase, as soon as it is permitted to do so under such restrictions.

(d)           Notwithstanding anything to the contrary contained in this Agreement, the Company may pay all or any portion of the purchase price to be paid by it as a result of its exercise of a Repurchase Option or the exercise by Executive of a Put Option by distributing to Executive securities issued by VWR Investors, Inc. or any other direct Subsidiary of the Company, so long as VWR Investors, Inc. or such Subsidiary directly or indirectly owns all or substantially all of the assets of the Company on a consolidated basis, as provided in Section 4.7 of the LLC Agreement.

6.             Restrictions on Transfer of Purchased Securities. The Purchased Securities shall be subject to the restrictions on Transfer of such units in the LLC Agreement and the Securityholders Agreement and the holders of Purchased Securities shall not Transfer any interest in any Purchased Securities, except in accordance with such agreements or the provisions of Section 3 hereof.

7.             Definitions.

“Affiliate” of any particular Person means any other Person controlling, controlled by, or under common control with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, by contract, or otherwise.

“Board” means the Company’s board of managers or any successor governing body thereto. The Board may delegate to a committee thereof the duties and role of the Board contemplated hereby.

“Cause” means (A) if Executive is a party to an Employment Agreement and such Employment Agreement defines the term “Cause”, the definition of Cause set forth in such Employment Agreement or (B) otherwise (i) the commission of a felony or a crime involving moral turpitude or the commission of any other act or omission involving dishonesty or fraud with respect to the Company, VWR or any of their respective Subsidiaries or any of their customers or suppliers, (ii) substantial and repeated failure to perform duties as reasonably directed by the Board or a supervisor or report, after providing Executive with 15 days written notice and a reasonable opportunity to remedy such failure, (iii) gross negligence or willful misconduct with respect to the Company, VWR or any of their respective Subsidiaries, (iv) conduct tending to bring the Company, VWR or any of their respective Subsidiaries into substantial public disgrace or disrepute, and (v) any breach by Executive of any non-competition, non-solicitation or confidentiality covenants to which Executive is subject.

“Disability” means the disability of Executive caused by any physical or mental injury, illness or incapacity as a result of which Executive is unable to effectively perform the functions of Executive’s duties for a continuous period of more than 90 days or for 120 days (whether or not continuous) within a 180 day period, as reasonably determined by the Board in good faith.

“Fair Market Value” has the meaning given to such term in the Securityholders Agreement.

“Investors” has the meaning given to such term in the Securityholders Agreement.

“LLC Agreement” means the Limited Liability Company Agreement of the Company, dated on or about the date hereof, among the parties from time to time party thereto, as amended from time to time pursuant to its terms.

“Original Cost” means, (i) with respect to each Class A Common Unit purchased hereunder, $1.00 (as proportionately adjusted for all subsequent unit splits, unit dividends and other recapitalizations) and (ii) with respect to each Class A Preferred Unit purchased hereunder, $1,000.00 (as proportionately adjusted for all subsequent unit splits, unit dividends and other recapitalizations).

“Person” means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, an investment fund, any other business entity and a governmental entity or any department, agency or political subdivision thereof.

“Public Offering” means the sale in an underwritten public offering registered under the Securities Act of the equity securities of the Company (or any successor thereto) approved by the Board.

“Purchased Securities” will continue to be Purchased Securities in the hands of any holder other than Executive (except for the Company and the Investors and except for transferees in a Public Sale (as defined in the Securityholders Agreement)), and except as otherwise provided herein, each such other holder of Purchased Securities will succeed to all rights and obligations attributable to Executive as a holder of Purchased Securities hereunder. Purchased Securities will also include equity of the Company (or a corporate successor to the Company or a Subsidiary of the Company) issued with respect to Purchased Securities (i) by way of a unit split, unit dividend, conversion, or other recapitalization, (ii) by way of reorganization or recapitalization of the Company in connection with the incorporation of a corporate successor prior to a Public Offering or (iii) by way of a distribution of securities of a Subsidiary of the Company to the members of the Company following or with respect to a Subsidiary Public Offering. Notwithstanding the foregoing, all Unvested Founder Common Units shall remain Unvested Founder Common Units after any Transfer thereof and shall only become Vested Common Units thereafter to the extent provided in Section 2 hereof.

“Qualified Public Offering” has the meaning given to such term in the Securityholders Agreement.

“Sale of the Company” means any transaction or series of transactions pursuant to which any Independent Third Party (as defined in the Securityholders Agreement) in the aggregate acquire(s) (i) a majority of the voting equity securities of the Company (whether by merger, liquidation, consolidation, reorganization, combination, sale or transfer of the Company’s equity securities, securityholder or voting agreement, proxy, power of attorney or otherwise) or (ii) all or substantially all of the Company’s assets determined on a consolidated basis.

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal law then in force, together with all rules and regulations promulgated thereunder.

“Securityholders Agreement” means the Securityholders Agreement, dated on or about the date hereof, among the Company and certain of its securityholders, as amended from time to time pursuant to its terms.

“Separation” means Executive ceasing to be employed by the Company, VWR or any of their respective Subsidiaries for any reason.

“Separation Date” means the date on which Executive ceases to be employed by the Company, VWR or any of their respective Subsidiaries for any reason.

“Subsidiary” has the meaning given to such term in the LLC Agreement.

“Subsidiary Public Offering” means the sale in an underwritten public offering registered under the Securities Act of equity securities of a Subsidiary of the Company.

“Transaction Documents” means this Agreement, the Plan, the LLC Agreement, the Securityholders Agreement and all other agreements, instruments, certificates, and other documents to be entered into or delivered by Executive in connection with the transactions contemplated to occur pursuant to this Agreement, the Plan, the LLC Agreement, the Securityholders Agreement and any side agreements related to the foregoing.

“Transfer” means to sell, transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law), but explicitly excluding exchanges of one class of Purchased Securities to or for another class of Purchased Securities.

8.             Notices. All notices, demands, or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given or made (i) when delivered personally to the recipient, (ii) when telecopied to the recipient (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if telecopied before 5:00 p.m. Chicago, Illinois time on a business day, and otherwise on the next business day after being telecopied, (iii) one business day after being sent to the recipient by reputable overnight courier service (charges prepaid), or (iv) when received via electronic mail by the recipient (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if received via electronic mail before 5:00 p.m. Chicago, Illinois time on a business day, and otherwise on the next business day after such receipt. Such notices, demands, and other communications shall be sent to the Company at the following address and to Executive at Executive’s Address or to the address for Executive set forth from time to time in the Company’s books and records (and if Executive has notified the Company that he or she is represented by legal counsel in connection with the transactions contemplated hereby, with a copy (which shall not constitute notice) to such counsel’s address as listed by Executive on the signature page hereto), or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

Varietal Distribution Holdings, LLC

c/o VWR International, LLC

1310 Goshen Parkway

PO Box 2656

West Chester, Pennsylvania 19380

Facsimile:  (610) 701-9896

Telephone:  (610) 719-7072

Electronic mail: George_VanKula@vwr.com

Attention:  George Van Kula, Esq.

with copies to (which shall not constitute notice):

Madison Dearborn Capital Partners

Three First National Plaza

38th Floor

Chicago, Illinois  60602

Facsimile:  (312) 895-1056

Telephone:  (312) 895-1000

Electronic mail:  mtresnowski@MDCP.com

Attention:  General Counsel

and

Kirkland & Ellis LLP

200 East Randolph Drive

Chicago, IL 60601

Facsimile:  (312) 861-2200

Telephone: (312) 861-2000

Electronic mail:  sperl@kirkland.com; mfennell@kirkland.com

Attention:  Sanford E. Perl, P.C.

Mark A. Fennell

9.             Additional Provisions Applicable to Non-US Residents. If Executive is a resident (as indicated by the address for notices to Executive set forth on the signature page hereto) of a country other than the United States, the provisions of Annex 1 attached hereto, if any, shall also be applicable to Executive and the Company and shall constitute a part of this Agreement as if set forth herein.

10.           General Provisions.

(a)           Termination Related to Merger Agreement Termination. If the Closing has not occurred prior to the earliest to occur of (the “Early Termination Date”) (i) the termination of the Merger Agreement pursuant to the terms thereof and (ii) the first anniversary of the date hereof, this Agreement shall terminate and be of no further force or effect as of the Early Termination Date.

(b)           Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Purchased Securities in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Purchased Securities as the owner of such securities for any purpose.

(c)           Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality, or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed, and enforced in such jurisdiction as if such invalid, illegal, or unenforceable provision had never been contained herein.

(d)           Entire Agreement. This Agreement, those documents expressly referred to herein, the other documents of even date herewith, and the other Transaction Documents embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements, or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way. Any rights of Executive against VWR or its Affiliates or otherwise to acquire or be granted capital stock of VWR or options exercisable for capital stock of VWR or restricted stock units or deferred share units with respect to the equity of VWR shall be superseded by this Agreement; provided that the foregoing shall not supersede any of Executive’s rights under the Merger Agreement with respect to outstanding shares of Company Stock (as defined in the Merger Agreement), Company Options (as defined in the Merger Agreement), RSUs (as defined in the Merger Agreement) or DSUs (as defined in the Merger Agreement). As of the date hereof, this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by the Company does not and will not conflict with, violate or cause a breach of any agreement or instrument to which the Company is a party or subject or any judgment, order or decree to which the Company is subject.

(e)           No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

(f)            Counterparts. This Agreement may be executed in multiple counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

(g)           Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company, Executive and the Investors and their respective successors and assigns (including subsequent holders of Purchased Securities); provided that the rights and obligations of Executive under this

Agreement shall not be assignable except in connection with a permitted transfer of Purchased Securities hereunder.

(h)           Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(i)            Consent to Jurisdiction. Executive irrevocably submits to the nonexclusive jurisdiction of the United States District Court for the State of Delaware and the state courts of the State of Delaware for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Executive further agrees that service of any process, summons, notice or document by United States certified or registered mail to Executive’s Address and to Executive’s address set forth in the Company’s books and records or such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party shall be effective service of process in any action, suit or proceeding in Delaware with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Executive irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the United States District Court for the State of Delaware or the state courts of the State of Delaware and hereby irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in such court has been brought in an inconvenient forum.

(j)            MUTUAL WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, EACH PARTY TO THIS AGREEMENT (INCLUDING THE COMPANY) HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES HERETO, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY AND/OR THE RELATIONSHIPS ESTABLISHED AMONG THE PARTIES HEREUNDER.

(k)           Further Action. The parties shall execute and deliver all documents, provide all information, and take or refrain from taking such actions as may be necessary or appropriate to achieve the purposes of this Agreement.

(l)            Remedies. Each of the parties to this Agreement (and the Investors as third-party beneficiaries) will be entitled to enforce its rights under this Agreement specifically, to recover damages caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement. In the event of a contest between the Company and Executive regarding a breach or alleged breach of this Agreement in which Executive substantially prevails, then the Company agrees to pay (within ten business days of receipt of an invoice from Executive), all legal fees and expenses that Executive has incurred as a result of such contest.

(m)          Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company, Executive and the holders of the Required Interest (as defined in the Securityholders Agreement).

(n)           Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or holiday in the state in which the Company’s chief executive office is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

(o)           Survival. All covenants, representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. Except as set forth in Section 10(a) above, this Agreement shall survive a Separation and shall remain in full force and effect after such Separation.

(p)           Adjustments of Numbers. All numbers set forth herein that refer to unit prices or amounts will be appropriately adjusted to reflect unit splits, unit dividends, combinations of units and other recapitalizations affecting the subject class of equity.

(q)           Deemed Transfer of Purchased Securities. If, pursuant to the terms and conditions of this Agreement, the Company (and/or the Investors and/or any other Person acquiring securities) shall make available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Purchased Securities to be repurchased in accordance with the provisions of this Agreement in the proper amount as finally determined in accordance with the provisions of this Agreement, then from and after such time, the Person from whom such units are to be repurchased shall no longer have any rights as a holder of such units (other than the right to receive payment of such consideration in accordance with this Agreement), and such units shall be deemed purchased in accordance with the applicable provisions hereof and the Company (and/or the Investors and/or any other Person acquiring securities) shall be deemed the owner and holder of such units, whether or not the certificates therefor, if any, have been delivered as required by this Agreement.

(r)            Rights Granted to the Investors and their Affiliates. Any rights granted to Executive or to the Investors and their respective Affiliates hereunder may also be exercised (in whole or in part) by their designees.

(s)           Subsidiary Public Offering. If, after consummation of a Subsidiary Public Offering, the Company distributes securities of such Subsidiary to members of the Company, then such securities will be treated in the same manner as (but excluding any “preferred” features of the units with respect to which they were distributed) the units with respect to which they were distributed for purposes of Sections 1, 2, 3, 4 and 5 hereof.

(t)            Electronic Delivery. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a photographic, photostatic, facsimile or similar reproduction of such signed writing using a facsimile machine or electronic mail shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall reexecute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or electronic mail to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or electronic mail as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

(u)           Currency. All transactions contemplated by this Agreement are contemplated to occur in United States dollars and any reference herein to dollars or “$” shall be deemed to refer to United States dollars.

*  *  *  *  *

IN WITNESS WHEREOF, the parties hereto have executed this Management Unit Purchase Agreement as of the day and year first above written.

VARIETAL DISTRIBUTION HOLDINGS, LLC

By:
Name:
Its:

EXECUTIVE

Name:

The following additional definitions shall apply to the Agreement:

“Aggregate Units Purchase Price” means $              .

“Cash Purchase Price” means $              .

“Executive’s Address “ means: [Name of Executive] [Address 1] [Address 2] [Country]	Address of legal counsel, if any to Executive:

“Number of Common Units” means           Class A Common Units.

“Number of Founder Common Units” means               Class A Common Units.

“Number of Preferred Units” means              Class A Preferred Units.

“Number of Shares of VWR Common Stock” means              shares of VWR Common Stock.

The Company hereby notifies you that it may rely on one or more of the following exemptions that are indicated with a check or “x” from the registration requirements of the Securities Act with respect to the sale of the Purchased Securities hereunder:         Rule 701;         Regulation D;         Regulation S.

[Signature Page to Management Unit Purchase Agreement]

EXHIBIT A

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, [name of executive] does hereby sell, assign and transfer unto Varietal Distribution Holdings, LLC, a Delaware limited liability company (the “LLC”),                     shares of the common stock, par value $0.01 per share, of CDRV Investors, Inc. (the “Corporation”) standing in the undersigned’s name on the books of the Corporation represented by Certificate Nos.                           herewith and does hereby irrevocably constitute and appoint each officer of the LLC and any other person designated by one of them (acting alone or with one or more other such officers) as attorney to transfer said shares on the books of the Corporation with full power of substitution in the premises.

Dated:	, 2007
[NAME]

EXHIBIT B

                       , 2007

PROTECTIVE ELECTION TO INCLUDE MEMBERSHIP

INTEREST IN GROSS INCOME PURSUANT TO

SECTION 83(b) OF THE INTERNAL REVENUE CODE

On                     , 2007 (the “Acquisition Date”), the undersigned acquired a limited liability company  membership interest (the “Membership Interest”) in Varietal Distribution Holdings, LLC, a Delaware limited liability company (the “Company”), for $                    . Pursuant to the Limited Liability Company Agreement of the Company, the undersigned is entitled to an interest in Company capital exactly equal to the amount paid therefor and an interest in Company profits.

Based on current Treasury Regulation §1.721-1(b), Proposed Treasury Regulation §1.721-1(b)(1), and Revenue Procedures 93-27 and 2001-43, the undersigned does not believe that issuance of the Membership Interest to the undersigned is subject to the provisions of §83 of the Internal Revenue Code (the “Code”). In the event that the sale is so treated, however, the undersigned desires to make an election to have the receipt of the Membership Interest taxed under the provisions of Code §83(b) at the time the undersigned acquired the Membership Interest.

Therefore, pursuant to Code §83(b) and Treasury Regulation §1.83-2 promulgated thereunder, the undersigned hereby makes an election, with respect to the Membership Interest, to report as taxable income for the calendar year 2007 the excess (if any) of the value of the Membership Interest on the Acquisition Date over the purchase price thereof.

The following information is supplied in accordance with Treasury Regulation § 1.83-2(e):

1.             The name, address and social security number of the undersigned:

[to be inserted]

2.             A description of the property with respect to which the election is being made:  A membership interest in the Company entitling the undersigned to an interest in the Company’s capital exactly equal to the amount paid therefore and a percentage of the Company’s profits.

3.             The date on which the Membership Interest was transferred:  the Acquisition Date. The taxable year for which such election is made: 2007.

4.             The restrictions to which the property is subject: If the undersigned ceases to be employed by the Company or any of its subsidiaries, the unvested portion of the units will be subject to repurchase by the Company at the lower of cost or fair market value.

5.             The fair market value on the Acquisition Date of the property with respect to which the election is being made, determined without regard to any lapse restrictions and in accordance with Revenue Procedure 93-27: $                        .

6.             The amount paid or to be paid for such property: $                        .

*   *   *   *   *

A copy of this election is being furnished to the Company pursuant to Treasury Regulation § 1.83-2(e)(7). A copy of this election will be submitted with the 2007 federal income tax return of the undersigned pursuant to Treasury Regulation § 1.83-2(c), if any.

Dated:	, 2007

[Name to be inserted]

EXHIBIT C

SPOUSAL CONSENT

The undersigned spouse of Executive hereby acknowledges that I have read the foregoing Management Unit Purchase Agreement executed by Executive as of the date hereof, and each of the LLC Agreement and the Securityholders Agreement referred to therein, and that I understand their contents. I am aware that the foregoing Management Unit Purchase Agreement and the Securityholders Agreement provide for the sale or repurchase of my spouse’s Purchased Securities under certain circumstances and/or impose other restrictions on such securities (including, without limitation, restrictions on transfer). I agree that my spouse’s interest in these securities is subject to these restrictions and any interest that I may have in such securities shall be irrevocably bound by these agreements and further, that my community property interest, if any, shall be similarly bound by these agreements.

	Date:		, 2007

Spouse’s Name:

	Date:		, 2007

Witness’		Name:

EXHIBIT D-1

LLC AGREEMENT

Joinder

The undersigned is executing and delivering this Joinder pursuant to the Limited Liability Company Agreement of Varietal Distribution Holdings, LLC (the “Company”) dated on or about the date hereof (as the same may hereafter be amended, the “LLC Agreement”), among the Company and the Company’s unitholders named therein from time to time.

By executing and delivering to the Company this Joinder, the undersigned hereby agrees to become a party to, to be bound by, and to comply in full with the provisions of the LLC Agreement as a Unitholder in the same manner as if the undersigned were an original signatory to the LLC Agreement.

Accordingly, the undersigned has executed and delivered this Joinder as of                    , 2007.

By:
Name:

EXHIBIT D-2

SECURITYHOLDERS AGREEMENT

Joinder

The undersigned is executing and delivering this Joinder pursuant to the Securityholders Agreement dated on or about the date hereof (as the same may hereafter be amended, the “Securityholders Agreement”), among Varietal Distribution Holdings, LLC (the “Company”), Madison Dearborn Capital Partners V-A, L.P., Madison Dearborn Capital Partners V-C, L.P., Madison Dearborn Capital Partners V Executive-A, L.P. and the other persons named as parties therein from time to time.

By executing and delivering to the Company this Joinder, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of the Securityholders Agreement as a Securityholder and as an Executive in the same manner as if the undersigned were an original signatory to the Securityholders Agreement.

Accordingly, the undersigned has executed and delivered this Joinder as of                  , 2007.

EXECUTIVE:

Name

ANNEX 1

SUPPLEMENTAL PROVISIONS FOR NON-US RESIDENTS

If Executive is a resident (as indicated by the address for notices to Executive set forth on the signature page hereto) of a country other than the United States, Executive represents, warrants and/or covenants to the Company as follows:  (A) Executive is not a “U.S. person” (as defined in Rule 902 as promulgated under the Securities Act), (B) Executive is not acquiring any Purchased Securities for the account or benefit of any person who is a U.S. person and the issuance of the Purchased Securities to Executive constitutes an “Offshore Transaction,” as defined in Rule 902 as promulgated under the Securities Act, (C) Executive will only transfer or resell the Purchased Securities, in whole or in part, in accordance with the Plan, this Agreement, the LLC Agreement, the Securityholders Agreement and (1) the provisions of Regulation S (Rule 901 through 905) and the Preliminary Notes (as defined in Regulation S), (2) pursuant to registration under the Securities Act, or (3) pursuant to an available exemption from the registration requirements of the Securities Act, (D) Executive will not engage in hedging transactions with regard to any Purchased Securities unless in compliance with the Securities Act and (E) Executive’s Purchased Securities have not been registered under the Securities Act and may not be offered or sold in the United States or to U.S. persons (other than distributors) unless such securities are registered under the Securities Act, or an exemption from the registration requirements of the Securities Act is available.

Named Executive Officer Invested Amounts

John M. Ballbach	-	$6,299,280

Jack L. Wyszomierski	-	$2,144,655

George Van Kula	-	$1,800,000

Theodore C. Pulkownik	-	$2,500,000